Exhibit 3.31

State of Delaware Secretary of State Division of Corporations Delivered 07:47 PM 12/29/2010 FILED 07:40 PM 12/29/2010 SRV 101246937 – 4920284 FILE

CERTIFICATE OF FORMATION

OF

RANGELAND TERMINALS, LLC

This Certificate of Formation of Rangeland Terminals, LLC (the “Company”), dated as of December 29, 2010, is being duly executed by the undersigned, to form a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. §18-101 et seq.).

ARTICLE I

The name of the limited liability company is Rangeland Terminals, LLC.

ARTICLE II

The address of the registered office of the Company in the State of Delaware is c/o Capitol Services, Inc., 615 S. Dupont Hwy, Dover, DE 19901.

ARTICLE III

The name and address of the registered agent for service of process of the Company in the State of Delaware is Capitol Services, Inc., 615 S. Dupont Hwy, Dover, DE 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

By:	/s/ Max Stubbs
Name:	Max Stubbs
Title:	Authorized Person